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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated December 5,1997 on the financial statements of the following businesses included in the Quanta Services, Inc. prospectus filed with the Securities and Exchange Commission on February 12, 1998: Quanta Services, Inc.; PAR Electrical Contractors, Inc.; Union Power Construction Company; TRANS TECH Electric, Inc.; and Potelco, Inc.



ARTHUR ANDERSEN LLP


Houston, Texas
February 27, 1998